SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2014

OptimizeRx Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53605	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248-651-6568

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On March 31, 2014 OPTIMIZERx Corporation entered into a Channel Alliance Agreement with Quest Diagnostics whereas OPTIMIZERx will integrate its patient savings and support solutions into the Quest Diagnostics’ ePrescribing and EMR platforms.

Quest Diagnostics is the world’s leading provider of diagnostic information services. Quest Diagnostics is also a leading provider of e-prescribing and electronic medical records (EMR) clinical software and information solutions that physicians and other healthcare professionals use to improve patient care, including but not limited to ePrescribe, a web-based software solution that enables Prescribers to access real time patient and/or drug related information and to create and electronically transmit prescriptions to pharmacies.

Quest Diagnostics services approximately half of the physicians and hospitals in the U.S. and touches the lives of approximately 30% of American adults a year. In 2013, Quest posted revenues of approximately $7.1 Billion.

The agreement will be consistent and will follow the revenue share performance model as established by OPTIMIZERx. As the organizations have entered into this agreement the integration work has commenced and is anticipated to be operational in late Q2 to early Q3 of 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

/s/ H. David Lester
H. David Lester Chief Operating Officer

Date: April 17, 2014

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